UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 7, 2013

(Date of earliest event reported)

ITT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue

White Plains, New York

(Address of principal executive offices)

10604

(Zip Code)

(914) 641-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2013, ITT Corporation (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”).

1. At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors. Relevant voting information for each person follows:

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Denise L. Ramos	75,433,925	763,207	41,215	6,424,984
Frank T. MacInnis	75,188,208	858,310	191,829	6,424,984
Orlando D. Ashford	75,515,432	676,401	46,514	6,424,984
Peter D’Aloia	75,525,922	664,407	48,018	6,424,984
Donald DeFosset, Jr.	75,397,879	792,865	47,603	6,424,984
Christina A. Gold	75,323,888	870,179	44,280	6,424,984
Richard P. Lavin	75,476,058	713,206	49,083	6,424,984
Donald J. Stebbins	75,543,748	644,816	49,783	6,424,984

In addition to the election of directors, three other votes were taken at the Annual Meeting:

2. Ratification of Appointment of the Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013 was ratified by a vote of 81,912,182 shares voting for the proposal, 691,322 shares voting against the proposal and 59,827 shares abstaining from the proposal.

3. Vote on Proposal to Approve the Material Terms of the ITT Corporation Annual Incentive Plan for Executive Officers. The proposal for approval of the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers was approved by a vote of 73,030,718 shares voting for the proposal, 3,080,472 shares voting against the proposal, 127,157 shares abstaining from the vote on the proposal and 6,424,984 broker non-votes.

4. Advisory Vote on 2012 Named Executive Officer Compensation. The proposal for approval, in a non-binding vote, of the 2012 compensation of the Company’s named executive officers was approved by a vote of 71,810,020 shares voting for the proposal, 2,447,980 shares voting against the proposal, 1,980,347 shares abstaining from the vote on the proposal and 6,424,984 broker non-votes.

There were no other matters presented for a vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION (Registrant)

May 10, 2013	By:	/s/ Burt M. Fealing
		Name:	Burt M. Fealing
		Title:	Senior Vice President, General Counsel and Secretary